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                                                             EXHIBIT 24.11

                                DIRECTOR'S

                            POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of AmSouth Bancorporation, a Delaware corporation, (the "Company") does hereby constitute and appoint each of Stephen A. Yoder, Carl L. Gorday or William H. Caughran, Jr., and any of them, with full power of substitution, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign a Registration Statement or Statements on Form S-3 and amendments and supplements thereto to be filed by the Company with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder with respect to equity, debt and other securities of the Company having an initial aggregate offering price of up to $500,000,000 to be issued thereunder from time to time, and, further, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement or Statements and any and all other documents in connection therewith, and to cause any and all such documents to be filed with the Securities and Exchange Commission, and any state securities authorities and the New York Stock Exchange, Inc., granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do in the premises or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of December, 1997.

                                                 /s/ Donald E. Hess
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                                                   DONALD E. HESS